ATTACHMENT OF DISCLOSURES REQUIRED BY ITEMS
                           77K AND 77Q1 OF FORM N-SAR

(Attachment also required pursuant to Sections 304(a)(1) and (2) of Regulation S-K)

ACM Convertible Securities Fund
-------------------------------

On March 14, 2004, the Fund's Audit Committee and Board selected Cohen McCurdy, Ltd. ("Cohen") to replace McCurdy & Associates CPA's, Inc. ("McCurdy") as the Fund's auditors for the fiscal year ending December 31, 2004 to be effective upon the resignation of McCurdy.

On March 14, 2004, upon receipt of notice that Cohen was selected as the Fund's auditor, McCurdy, whose audit practice was acquired by Cohen, resigned as independent auditors to the Fund. McCurdy's reports on the Fund's financial statements for the fiscal years ended December 31, 2003 and 2002 contained no adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2003 through the date of engagement of Cohen, there were no disagreements with McCurdy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McCurdy, would have caused McCurdy to make reference to the subject matter of the disagreements in connection with its reports on the Fund's financial statements for such periods.

Neither  the Fund nor anyone on its behalf  consulted  with Cohen on items which
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements as a result of such consultations or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of said Item 304).

Crawford Dividend Growth Fund
-----------------------------

On March 14, 2004, Cohen McCurdy Ltd. ("Cohen") was selected to replace McCurdy & Associates CPA's, Inc. ("McCurdy") as the Trust's independent auditor for the 2004 fiscal year. The Trust's selection of Cohen was recommended by the Audit Committee and was approved by the Board of Trustees.

Class I, of the Fund, commenced operations on January 5, 2004 and Class C, of the Fund, commenced operations on January 27, 2004. The Fund has not reached a fiscal period end as of June 30, 2004; therefore McCurdy has not issued an audit opinion for the Fund.

From the commencement of operations through March 14, 2004, there were no disagreements with McCurdy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Neither  the Fund nor anyone on its behalf  consulted  with Cohen on items which
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements as a result of such consultations or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of said Item 304).


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GJMB
----

On March 3, 2004, McCurdy & Associates CPA's, Inc. ("McCurdy") notified the Board of its intention to resign as the Fund's independent auditors upon selection of replacement auditors.

On March 14, 2004, the Fund's Audit Committee and Board selected Cohen McCurdy, Ltd. ("Cohen") to replace McCurdy as the Fund's auditors for the fiscal year ending December 31, 2004 to be effective upon the resignation of McCurdy.

On March 14, 2004, upon receipt of notice that Cohen was selected as the Fund's auditor, McCurdy, whose audit practice was acquired by Cohen, resigned as independent auditors to the Fund. McCurdy's reports on the Fund's financial statements for the fiscal years ended December 31, 2003 and 2002 contained no adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2003 through the date of engagement of Cohen, there were no disagreements with McCurdy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McCurdy, would have caused McCurdy to make reference to the subject matter of the disagreements in connection with its reports on the Fund's financial statements for such periods.

Neither  the Fund nor anyone on its behalf  consulted  with Cohen on items which
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements as a result of such consultations or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of said Item 304).